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                                  EXHIBIT 99.2

                                POWER OF ATTORNEY

CRESCENT INTERNATIONAL LTD. of Hamilton, Bermuda, a company incorporated in the Islands of Bermuda (the "Principal") hereby makes, constitutes and appoints GREENLIGHT (SWITZERLAND) SA, acting through any authorized officer, as its agent and attorney-in-fact for the purpose of executing in its name all documents, certificates, instruments, statements, filings and agreements (the "Documents") to be filed with or delivered to any foreign or domestic or governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating to or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, including without limitation all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or
Section 16(a) of the Securities Exchange Act of 1934, including without limitation, any acquisition statements on Schedule 13D, or Schedule 13G, and any amendments thereto, any joint filing agreements pursuant to Rule 13d-l(k), and any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5. All past acts of the attorney -in-fact in furtherance of the foregoing are hereby ratified and confirmed. This power of attorney shall be valid from the date hereof until revoked by Crescent International Ltd.

AND the Principal further declares that each and every act, deeds and thing done by the Attorney for the aforesaid purposes shall be good, valid and effectual as if the same had been signed, sealed and delivered, given, made or done by the Principal and the Principal undertakes at all times hereafter to ratify and confirm whatever the Attorney shall lawfully do or cause to be done by virtue of this POWER OF ATTORNEY and the Principal further declares that this POWER OF ATTORNEY shall be irrevocable for the purposes aforesaid.

IN WITNESS WHEREOF the Common Seal of CRESCENT INTERNATIONAL LTD. was hereunto affixed this 18th day of October, 2004 at the City of Hamilton in the Islands of the Bermuda in the presence of:

                                          By:  /s/ C.F.A. Cooper
                                               ----------------------
                                               Name: C.F.A. Cooper
                                               Title:    Director

                                          By:  /s/ E. John Thompson
                                               ----------------------
                                               Name: E. John Thompson
                                               Title:    Director